UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 20, 2012

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-33500	98-1032470
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

45 Fitzwilliam Square, Dublin 2, Ireland

(Address of principal executive offices, including zip code)

011-353-1-634-4183

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As described in Item 5.02 of this Current Report on Form 8-K, as a result of the resignation of Alan M. Sebulsky as a member of the board of directors (the “Board”) of Jazz Pharmaceuticals Public Limited Company (the “Company”) and as a member of the audit committee of the Board (the “Audit Committee”), the Company is not currently in compliance with Listing Rule 5605(c)(2)(A) of the NASDAQ Stock Market LLC (“NASDAQ”). NASDAQ Listing Rule 5605(c)(2)(A) requires, among other things, that the Company’s Audit Committee be comprised of at least three members. The Audit Committee was comprised of three members before Mr. Sebulsky’s resignation, and is now comprised of only two members. The Company notified NASDAQ of its noncompliance with the listing rule described above on July 20, 2012, which notification also specified the Company’s reliance on the cure period specified in NASDAQ Listing Rule 5605(c)(4)(B). As indicated below, the Company expects that its noncompliance with NASDAQ’s audit committee composition requirements will be temporary and that it will regain compliance with these requirements within the specified cure period.

On July 23, 2012, the Company received a letter from NASDAQ indicating that the Company no longer complies with NASDAQ’s audit committee composition requirements as set forth in NASDAQ Listing Rule 5605(c). Consistent with NASDAQ Listing Rules 5605(c)(4), the Company has a cure period in order to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or July 20, 2013. If the Company’s next annual shareholders’ meeting is held before January 16, 2013, then the Company must evidence compliance no later than January 16, 2013. The Company’s next annual general meeting of shareholders is scheduled to be held on July 27, 2012. We expect to comply with NASDAQ’s audit committee composition requirements within the specified cure period.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2012, Alan M. Sebulsky notified the Company of his decision to resign as a member of the Board, effective immediately. At the time of Mr. Sebulsky’s resignation, he was an independent director and a member of the Audit Committee of the Board. Mr. Sebulsky indicated that his decision to resign is due to his move to a new employer, where his responsibilities will not allow him to continue to serve on the Board, and was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of his resignation, Mr. Sebulsky will not stand for re-election at the Company’s 2012 annual general meeting of shareholders, which is scheduled to be held on July 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

By:	/s/ SUZANNE SAWOCHKA HOOPER
Name: Suzanne Sawochka Hooper
Title: Executive Vice President and General Counsel

Date: July 23, 2012